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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of The PMI Group, Inc. on Form S-3 of our report dated January 22, 1997 (February 4, 1997 as to Note 16), incorporated by reference in the Annual Report on Form 10-K of the PMI Group, Inc. for the year ended December 31, 1996 and our report dated January 22, 1997 relating to the financial statement schedules appearing in such Form 10-K.

  We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                                /s/ Deloitte & Touche LLP

San Francisco, California
March 13, 1998